 Exhibit (a)(1)(E)
Offer To Purchase For Cash
All Outstanding
Shares of
Common Stock
of
PROFIRE ENERGY, INC.
at
$2.55 NET PER SHARE
Pursuant to the Offer to Purchase dated December 3, 2024
by
COMBUSTION MERGER SUB, INC.
a wholly owned subsidiary of
CECO ENVIRONMENTAL CORP.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 31, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (THE “OFFER EXPIRATION TIME”).
December 3, 2024
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated December 3, 2024 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Combustion Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of CECO Environmental Corp., a Delaware corporation (“Parent”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”) of Profire Energy, Inc., a Nevada corporation (“PFIE”), at a purchase price of $2.55 per Share, net to the seller, in cash, without interest and less any required withholding taxes (the “Offer Price”), upon the terms and subject to the conditions of the Offer.
PFIE will file its Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with the U.S. Securities and Exchange Commission (the “SEC”) in due course, which will be mailed to you as promptly as practicable.
THE BOARD OF DIRECTORS OF PFIE UNANIMOUSLY RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES IN THE OFFER.
We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account pursuant to the Offer.

Please note carefully the following:
1.
The Offer Price is $2.55 per Share, net to the seller, in cash, without interest, and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.
The Offer is being made for all issued and outstanding Shares.

3.
The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of October 28, 2024 (together with any amendments or supplements thereto, the “Merger Agreement”), among Parent, Purchaser and PFIE, pursuant to which, after the completion of the Offer and provided that no governmental authority of competent jurisdiction shall have announced, enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger (as defined below) any applicable law, or issued or granted any order (whether temporary, preliminary or permanent), that is in effect and that has the effect of making the consummation of the Merger illegal or which has the effect of prohibiting, enjoining, preventing or restraining the consummation of the Merger, Purchaser will merge with and into PFIE (the “Merger”), without approval of PFIE’s stockholders, pursuant to Section 92A.133 of the Nevada Revised Statutes (the “NRS”), with PFIE surviving as the surviving corporation in the Merger and a wholly owned subsidiary of Parent.

4.
On October 28, 2024, the board of directors of PFIE (the “PFIE Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of PFIE and its stockholders, (ii) declared it advisable to enter into the Merger Agreement and approved the execution, delivery and performance of the Merger Agreement, (iii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, (iv) resolved to recommend that the stockholders of PFIE accept the Offer and tender their Shares to Purchaser pursuant to the Offer and (v) resolved that the Merger shall be governed by and effected pursuant to Section 92A.133 of the NRS and Section 252 of the General Corporation Law of the State of Delaware and that the Merger shall be consummated as soon as practicable following the Offer Expiration Time. As a result of the Merger, the Shares will cease to be publicly traded.

5.
The Offer and withdrawal rights will expire at one minute after 11:59 P.M., New York City time, on December 31, 2024, unless the Offer is extended by Purchaser in accordance with the Merger Agreement. Previously tendered Shares may be withdrawn at any time until the Offer has expired; and, if not previously accepted for payment, at any time, after February 1, 2025, pursuant to SEC (as defined in the Offer to Purchase) regulations.

6.
The Offer is subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15 — “Certain Conditions of the Offer” of the Offer to Purchase. The Offer is not subject to a financing condition.

7.
Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, after giving effect to the Transactions, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws or regulations of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deems necessary to make the Offer to holders of Shares in such jurisdiction. The Offer is being made to all holders of Shares. We are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other laws or regulations of such jurisdiction. If we become aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with law or regulation, we will make a good faith effort to comply with any such law or regulation. If, after such good faith effort, we cannot comply with any such law or regulation, the Offer will not be made to (nor will tenders be accepted from or on behalf of holders of) the holders of Shares in such state. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM
With Respect to the Offer To Purchase For Cash
All Outstanding Shares of
Common Stock
of
PROFIRE ENERGY, INC.
at
$2.55 NET PER SHARE
Pursuant to the Offer to Purchase dated December 3, 2024
by
COMBUSTION MERGER SUB, INC.
a wholly owned subsidiary of
CECO ENVIRONMENTAL CORP.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 31, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 3, 2024 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Combustion Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of CECO Environmental Corp., a Delaware corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Profire Energy, Inc., a Nevada corporation, at a purchase price of $2.55 per Share, net to the seller, in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned’s behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:
NUMBER OF SHARES BEING TENDERED HEREBY:SHARES*
The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
Signatures(s)
Please Print Name(s)
Address: (Include Zip Code)
Area Code and Telephone Number:
Taxpayer Identification Number or Social Security Number: